UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2005 (November 8, 2005)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 8, 2005, Momenta Pharmaceuticals, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) amending the consulting agreement dated August 16, 2001, as amended by the August 1, 2003, July 12, 2004 and March 15, 2005 letter agreements (collectively, the “Consulting Agreement”), with Ram Sasisekharan, a member of the Company’s board of directors.  The Amendment extends the term of the Consulting Agreement for an additional one-year period, effective from August 16, 2005 through and including August 15, 2006 (the “Renewal Period”).  Pursuant to the terms of the Amendment, Mr. Sasisekharan has agreed (i) to provide consulting services relating to the Company’s research and development activities, and (ii) not to perform certain competing consulting services without the consent of the Company’s chief executive officer during the Renewal Period and for one year thereafter.  As compensation under the Consulting Agreement, as amended by the Amendment, Mr. Sasisekharan will receive an aggregate of $150,000 payable in four equal quarterly installments.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Letter Agreement, effective as of November 8, 2005, between Ram Sasisekharan and the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: November 10, 2005	By:	/s/ Richard P. Shea
Richard P. Shea Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, effective as of November 8, 2005, between Ram Sasisekharan and the Registrant